Exhibit 10.38

Sixth Amendment Agreement (the “Agreement”) to the Lease Agreement executed by and between the Bank of New York Mellon, S.A. Institucion de Banca multiple (final successor of Banco J.P. Morgan, Sociedad Anonima, Institucion de Banca multiple, J.P. Morgan Grupo Financiero, Division Fiduciara) as fiduciary under the Trust F/00291 (the “Lessor”) represented herein by Mr. Oscar Salomon Noble Ayub, in his capacity as Attorney-In-Fact, and by International Manufacturing Solutions Operaciones, S. de R.I. de C.V. (the “Lessee”), represented herein by Mr. Keith Alan Russell Middleton, in his capacity as Attorney-In-Fact, in accordance with the following Recitals and Clauses:

RECITALS

1.	LESSOR and LESSEE (the “Parties”), through their legal representatives, state that:

(a)	That the Parties maintain a lease agreement date on September 1, 2002, together with its corresponding Amendments Agreements (the “Lease Agreement”) with respect to certain building identified as CJS-IN-03 located on Av. Valle del Cedro, No. 11520 at Parque Industrial Internacional Mexicano, in City of Juarez, Chihuahua, Mexico (the “Leased Property”).

(b)	That they desire to execute this Agreement in order to modify the term of the Lease Agreement.

(c)	That its legal representatives have all the authority and capacity to bind themselves in accordance to this Agreement, and that such authorities have not been revoked or modified as of the date of execution hereof.

(d)	That according to the preceding recitals, the Parties obligate themselves in compliance with the following.

CLAUSES

FIRST – The parties expressly establish that because it is suitable for their interest, they agree to extend the term of the Lease Agreement until November 18, 2011, in the same terms and conditions of the Lease Agreement.

SECOND – The parties agree that except as provided herein, all the terms, conditions, clauses and related documents of the Lease Agreement shall continue in full force and effect. In all cases LESSEE is binding to all provisions related to the Lease termination established herein, including but not limiting to payments of any nature and the liabilities related in the Clause Sixth and Seventeenth of the Lease Agreement.

THIRD – This Agreement, together with the Lease Agreement, constitute the total agreement between the Parties.

FOURTH – All the terms used that have not been specifically defined in the Agreement shall have the meaning ascribed to them in the Lease Agreement.

FIFTH – This Agreement is executed both in the Spanish and English languages, provided, however, that in case of dispute the Spanish version shall prevail.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement through their legal representatives duly authorized on the day set forth in the signing by the Parties. The Parties agree that the Date of Execution of the Agreement shall be the last date of signing set forth by the Parties herein.

“Lessee”

International Manufacturing Solutions Operaciones, S de R.L. de C.V.

/s/ Keith Alan Russell Middleton

Attorney in Fact

“Guarantor”

Viasystems, Inc.

/s/ Daniel J. Weber

Attorney in Fact

“Lessor”

/s/ Oscar Salomon Noble Ayub

Attorney in Fact

Date: September 9, 2011